Exhibit 4.3

FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of June 1, 2026, by and between Quantum Corporation, a Delaware corporation (the “Company”), and Dialectic Technology SPV LLC, a Delaware limited liability company (the “Holder”). The Company and the Holder are referred to herein from time to time collectively as the “Parties,” and each individually, as a “Party.” Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Registration Rights Agreement, dated as of September 23, 2025 (the “Agreement”);

WHEREAS, as consideration for the certain consents and waivers granted by the Holder to the Company, the Company has issued to the Holder the Conversion Warrant (as defined below) as of the date hereof;

WHEREAS, the Parties desire to amend certain terms set forth in the Agreement, including to extend the registration rights provided under the Agreement to cover the Conversion Warrant Shares (as defined herein) issuable upon exercise of the Conversion Warrant;

WHEREAS, pursuant to Section 10 of the Agreement, the Agreement may be amended with the written consent of the Parties; and

WHEREAS, the Parties have consented to this Amendment.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment to Recital A of the Agreement. Recital A of the Agreement is hereby amended and restated in its entirety as follows:

“A. In connection with (i) the Transaction Agreement, dated as of September 23, 2025, by and among the Company, the Holder and the other parties thereto (the “Transaction Agreement”), the Company issued to the Holder, as consideration for the certain forbearances and waivers granted by the Holder to the Company, that certain warrant dated as of September 23, 2025 (the “Original Warrant”) to purchase a number of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), equal to 19.9% of the outstanding shares of Common Stock as of the date of the Agreement (such shares of Common Stock underlying the Original Warrant, the “Original Warrant Shares”); and (ii) certain consents and waivers granted by the Holder to the Company, the Company has issued to the Holder that certain warrant dated as of the date of the First Amendment (the “Conversion Warrant” and, together with the Original Warrant, the “Warrants” and each, a “Warrant”) to purchase such number of shares of Common Stock equal to 105,911 (such shares of Common Stock underlying the Conversion Warrant, the “Conversion Warrant Shares” and together with the Original Warrant Shares, the “Warrant Shares”).”

2.	Amendment to Section 1(c) of the Agreement. The definition of “Effectiveness Deadline” in Section 1(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a) or Section 2(b), as applicable, the earlier of (A)(I) in the event such initial Registration Statement is not subject to a review by the SEC, the ninetieth (90th) calendar day after (x) September 23, 2025, with respect to the Original Warrant Shares, and (y) the date of the First Amendment, with respect to the Conversion Warrant Shares, and (II) in the event such initial Registration Statement is subject to a review by the SEC, the one hundred fiftieth (150th) calendar day after (x) September 23, 2025, with respect to the Original Warrant Shares, and (y) the date of the First Amendment, with respect to the Conversion Warrant Shares, and (B) the fifth (5th) Business Day after the date the Company is notified, orally or in writing, whichever is earlier, by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and (ii) with respect to any additional Registration Statements, or any post-effective amendment to an existing Registration Statement, that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day following the date on which such additional Registration Statement or post-effective amendment is required to be filed hereunder and (B) the fifth (5th) Business Day after the date the Company is notified, orally or in writing, whichever is earlier, by the SEC that such additional Registration Statement or post-effective amendment will not be reviewed or will not be subject to further review; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC or the EDGAR system is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC and the EDGAR system are open for business.”

3.	Amendment to Section 1(g) of the Agreement. The definition of “Filing Deadline” in Section 1(g) of the Agreement is hereby amended and restated in its entirety as follows.

“(g) “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the forty-fifth (45th) calendar day after (x) September 23, 2025 with respect to the Original Warrant Shares and (y) the date hereof with respect to the Conversion Warrant Shares and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

4.	Amendment to Section 1(m) of the Agreement. The definition of “Registrable Securities” in Section 1(m) of the Agreement is hereby amended and restated in its entirety as follows.

“(m) “Registrable Securities” means, as of any date of determination, the Warrant Shares then issued and issuable upon exercise of any Warrant (assuming on such date any such Warrant is exercised in full without regard to any exercise limitations therein), including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged; provided, however, that Registrable Securities shall cease to be Registrable Securities with respect to a particular Investor when (i) such securities have been disposed of in accordance with a Registration Statement or pursuant to Rule 144; (ii) such securities may be sold pursuant to Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144; or (iii) such securities cease to be outstanding.”

5.	Amendment to Section 1(p) of the Agreement. The definition of “Required Registration Amount” in Section 1(p) of the Agreement is hereby amended and restated in its entirety as follows:

“(p) “Required Registration Amount” means, as of any time of determination, the maximum number of Warrant Shares issuable upon exercise of all Warrants (without regard to any exercise limitations therein), all subject to adjustment as provided in Section 2(c) and/or Section 2(d).”

6.	New Definition. A new definition is hereby added to Section 1 of the Agreement as follows:

““First Amendment” means the First Amendment to the Registration Rights Agreement, dated as of June 1, 2026, by and between the Company and the Holder.”

7.	Amendment to Section 2(a) of the Agreement. Section 2(a) of the Agreement is hereby amended by adding the following paragraph at the end thereof:

“Without limiting the foregoing, with respect to the Conversion Warrant Shares, the Company shall, as soon as practicable, but in no event later than the Filing Deadline applicable to the Conversion Warrant Shares, prepare and file with the SEC a Registration Statement, or, to the extent then permitted under the 1933 Act and the rules and regulations of the SEC, a post-effective amendment or prospectus supplement to an existing Registration Statement, in each case covering the resale of all Conversion Warrant Shares. Any such Registration Statement or post-effective amendment shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount attributable to the Conversion Warrant Shares as of the date such Registration Statement or post-effective amendment is initially filed with the SEC. The Company shall use its reasonable best efforts to cause any such Registration Statement or post-effective amendment to become effective, or to cause any such prospectus supplement to be filed and available for use, as soon as practicable and, in the case of any Registration Statement or post-effective amendment required to be declared effective by the SEC, in no event later than the Effectiveness Deadline applicable to the Conversion Warrant Shares.”

8.	Amendment to Section 9 of the Agreement. Section 9 of the Agreement is hereby amended by replacing each reference to “the Warrant” therein with “the applicable Warrant”.

9.	Amendment to Section 10 of the Agreement. The first sentence of Section 10 of the Agreement is hereby amended and restated in its entirety as follows:

“Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the outstanding Registrable Securities; provided, that any such amendment or waiver that complies with the foregoing, but that disproportionately, materially and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor.”

10.	Amendment to Section 11(b) of the Agreement. The notice information for “Legal Counsel” in Section 11(b) of the Agreement is hereby amended and restated in its entirety as follows:

“If to Legal Counsel:

Willkie Farr & Gallagher LLP

1801 Page Mill Road, Suite 210

Palo Alto, CA 94304

Attention: Christopher M. Forrester

Email: ”

The first line of the address for Pillsbury Winthrop Shaw Pittman LLP in Section 11(b) of the Agreement is hereby amended to read “2400 Hanover Street.”

11.

Full Force and Effect. From and after the date hereof, all references in the Agreement to “this Agreement,” “hereof” or words of similar import shall mean the Agreement as amended by this Amendment. Except as expressly set forth herein, the Agreement shall remain in full force and effect on the terms and conditions set forth therein.

12.

Miscellaneous. All terms and provisions contained in Section 11 of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

COMPANY:

QUANTUM CORPORATION

By:	/s/ Hugues Meyrath
Name: Hugues Meyrath
Title: President and Chief Executive Officer

HOLDER:

DIALECTIC TECHNOLOGY SPV LLC

By:	/s/ John Fichthorn
Name: John Fichthorn
Title: Authorized Signatory

[Signature Page to First Amendment to Registration Rights Agreement]